CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
GST Telecommunications, Inc.:

We consent to the use of our report over the financial statements of International Telemanagement Group, Inc. included herein, dated July 21, 1995 in the Registration Statement on Form F-2, dated May 6, 1996, of GST
Telecommunications, Inc. and to the references to our firm under the "Experts" heading in the prospectus.


                                     /S/ KPMG PEAT MARWICK LLP


Detroit Michigan
May 6, 1996